EXHIBIT 21.1


NAME OF SUBSIDIARY                        STATE OF INCORPORATION
------------------                        ----------------------

Green Leaf Advertising Company, Inc.            New York
Abacus Films Ltd.                               New York
Unapix Films, Inc.                              New York
Miramar Images, Inc.                            Washington